UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

November 6, 2024
Date of Report
(Date of earliest event reported)

AVID BIOSERVICES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number 001-32839

Delaware (State or other jurisdiction of incorporation or organization)	95-3698422 (IRS Employer Identification No.)

14191 Myford Road
Tustin, CA 92780
(Address of principal executive offices, including zip code)

(714) 508-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CDMO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐          Emerging growth company

☐        If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On November 6, 2024, Avid Bioservices, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Space Finco, Inc., a Delaware corporation (“Parent”), and Space Mergerco, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”, and together with the other transactions contemplated by the Merger Agreement, the “Transactions”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub were formed by affiliates of GHO Capital Partners LLP and Ampersand Capital Partners.

At the effective time of the Merger (the “Effective Time”), each:

(i)
share of common stock, par value $0.001 per share, of the Company (the “Shares”) issued and outstanding as of immediately prior to the Effective Time (except for Shares (A) owned or held by the Company or any direct or indirect wholly owned subsidiary of the Company or held in the Company’s treasury (other than, in each case, Shares held in a fiduciary or agency capacity and beneficially owned by third parties); (B) owned or held by Parent or Merger Sub or any other direct or indirect wholly owned subsidiary of Parent; and (C) any dissenting shares) will be cancelled and cease to exist and automatically converted into the right to receive $12.50 in cash, without interest (the “Merger Consideration”), subject to any withholding of taxes required by applicable legal requirements;

(ii)
option to purchase Shares (each, a “Company Option”) that is outstanding as of immediately prior to the Effective Time will accelerate and become fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time and will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the total number of Shares subject to such Company Option immediately prior to the Effective Time, multiplied by (B) the excess of the Merger Consideration over the exercise price payable per Share under such Company Option, less applicable tax withholdings;

(iii)
restricted stock unit award granted pursuant to any of the Company equity plans (each, a “RSU”) that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the total number of Shares issuable in settlement of such RSU immediately prior to the Effective Time without regard to vesting, multiplied by (B) the Merger Consideration, less applicable tax withholdings; and

(iv)
performance stock unit award granted pursuant to any of the Company equity plans (each, a “PSU”) that is outstanding as of immediately prior to the Effective Time, will, immediately prior to the Effective Time, to the extent unvested, vest in accordance with their terms at the greater of target performance (100%) and actual performance determined as of the end of the fiscal quarter immediately preceding the Effective Time, and each PSU will be cancelled and converted into solely the right to receive an amount in cash, without interest, equal to the product of (A) the total number of Shares (determined as set forth above) issuable in settlement of such PSU immediately prior to the Effective Time without regard to vesting, multiplied by (B) the Merger Consideration, less applicable tax withholdings.

Concurrently with the execution and delivery of the Merger Agreement, Parent and/or one of its subsidiaries has obtained equity and debt financing commitments for the Transactions. MidCap Financial Trust and certain other financial institutions party to a debt commitment letter delivered to Parent and/or one of its subsidiaries have agreed to provide debt financing for the Transactions, subject to the terms and conditions set forth in such commitment letter. In addition, certain affiliates of GHO Capital Partners LLP (collectively, the “GHO Investors”) have delivered an equity commitment letter (the “GHO Equity Commitment Letter”) to Parent, and certain affiliates of  Ampersand Capital Partners (collectively, the “Ampersand Investors” and together with the GHO Investors, the “Investors”) have provided an equity commitment letter (together with the GHO Equity Commitment Letter, the “Equity Commitment Letters”), pursuant to which, upon the terms and subject to the conditions set forth in the Equity Commitment Letters, such Investors have committed to capitalize Parent at the closing of the Merger. The Transaction is not subject to a financing condition. In addition and concurrently with the execution of the Merger Agreement, each of the Investors have entered into a limited guarantee, pursuant to which such funds have agreed to guarantee Parent’s obligation to pay to the Company the termination fee and reimbursement obligations contained in the Merger Agreement.

Consummation of the Merger is subject to the satisfaction or waiver of certain conditions, including, but not limited to, the: (i) Company’s receipt of the approval of the Company’s stockholders representing a majority of the outstanding Shares (the “Company Required Vote”); (ii) expiration or termination of any waiting periods applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”); (iii) absence of any law, order or injunction issued by any governmental body of competent jurisdiction preventing or making illegal the consummation of the Merger; (iv) the accuracy of the representations and warranties contained in the Merger Agreement (subject to specified materiality qualifiers); (v) compliance with the covenants and obligations under the Merger Agreement in all material respects; and (vi) absence of a material adverse effect with respect to the Company that is continuing as of the Effective Time.

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its subsidiaries prior to the Effective Time. The Merger Agreement also includes customary “no-shop” covenants requiring the Company not to (i) solicit, initiate, induce the making, submission or announcement of, or knowingly facilitate or knowingly encourage (including by way of furnishing non-public information) any alternative acquisition proposal or inquiry, (ii) engage in, enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information relating to the Company or any of its subsidiaries or afford to any other person access to the business, properties, assets, books, or records, or to any personnel of the Company or its subsidiaries in connection with, or for the purpose of, soliciting, initiating, inducing the making, submission or announcement of or knowingly facilitating or encouraging, an alternative acquisition proposal or inquiry, or (iii) enter into any letter of intent, acquisition agreement, agreement in principle or similar agreement with respect to an alternative acquisition proposal or any proposal or offer that would reasonably be expected to lead to an alternative acquisition proposal, subject to a customary “fiduciary out” provision that allows the Company, under certain specified circumstances, to provide information to, and to participate in discussions and engage in negotiations with, third parties with respect to an unsolicited alternative acquisition proposal if the Company’s board of directors (the “Company Board”) determines in good faith (after consultation with its financial advisors and outside legal counsel) that such alternative acquisition proposal constitutes or would reasonably be expected to lead to a proposal more favorable to the Company’s stockholders from a financial point as compared to the Transactions, taking into account certain specified considerations (a “Superior Proposal”). The Company has also agreed to convene a meeting of its stockholders for the purpose of obtaining the Company Required Vote.

The Merger Agreement contains customary termination rights for each of the Company and Parent. Upon termination of the Merger Agreement in accordance with its terms, under specified circumstances, the Company will be required to pay Parent a termination fee, including if the Merger Agreement is terminated due to (i) the Company accepting a Superior Proposal that was not the result of a material breach of the Company’s no-shop obligations; or (ii) the Company Board changing its recommendation that the Company’s stockholders vote in favor of the Merger, in which case the termination fee payable by the Company to Parent will be $32,000,000. The Merger Agreement further provides that Parent will be required to pay the Company a termination fee of $64,000,000 in the event that the Merger Agreement is terminated under certain specified circumstances, including if the Merger Agreement is terminated by the Company following (i) Parent’s failure to consummate the Merger as required pursuant to, and in the circumstances specified in, the Merger Agreement; or (ii) Parent or Merger Sub’s breach of their representations, warranties or covenants (including its financing obligations) in a manner that would cause the related closing conditions to not be satisfied. The Merger Agreement further provides that Parent will be required to pay the Company a termination fee of $32,000,000 in the event that the Merger Agreement is validly terminated after January 31, 2025 following Parent’s, or any of its Affiliates’, acquisition or agreement to acquire, or public announcement of the intent to acquire, any assets, business, division or any person that is a material, direct competitor of the Company, and such acquisition is a proximate cause of the failure of the parties to receive any consents or approvals necessary in connection with the Merger under applicable antitrust laws.

In addition to the foregoing termination rights, and subject to certain limitations, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by May 6, 2025, subject to an automatic extension to November 6, 2025 if the Transactions have not been consummated, but the only closing condition that has not been satisfied or waived (other that those that are to be satisfied at the closing of the Transactions, each of which is capable of being satisfied) is the expiration or earlier termination of the waiting period under the HSR Act.

The foregoing description of the Merger Agreement and the Transactions does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement contains representations and warranties by each of Parent, Merger Sub and the Company. The summary and the copy of the Merger Agreement are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”).  These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and (i) should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement; (iii) may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and (iv) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement.

Additional Information and Where to Find It

The Company intends to file a proxy statement with the SEC with respect to a special meeting of the Company’s stockholders to be held in connection with the proposed transaction. Promptly after filing the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting to consider the proposed transaction. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the proxy statement, any amendments or supplements thereto, and any other relevant documents filed by the Company with the SEC in connection with the proposed transaction at the SEC’s website (http://www.sec.gov). Copies of the preliminary and definitive versions of the proxy statement, any amendments or supplements thereto, and any other relevant documents filed by the Company with the SEC in connection with the proposed transaction will also be available, free of charge, at the Company’s investor relations website (https://ir.avidbio.com/sec-filings). The information provided on, or accessible through, our website is not part of this Current Report on Form 8-K, and therefore is not incorporated herein by reference.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for the 2024 annual meeting of stockholders, which was filed with the SEC on August 28, 2024 (the “Annual Meeting Proxy Statement”). Please refer to the sections captioned “Security Ownership of Certain Beneficial Owners, Directors and Management,” “Director Compensation,” and “Executive Compensation-Outstanding Equity Awards at Fiscal Year-End” in the Annual Meeting Proxy Statement. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the Annual Meeting Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC:  Form 4, filed by Nicholas Stewart Green on October 11, 2024, Form 4, filed by Richard A. Richieri on October 11, 2024, Form 4, filed by Matthew R. Kwietniak on October 11, 2024, and Form 4, filed by Matthew R. Kwietniak on October 15, 2024. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement related to the Transactions and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the Annual Meeting Proxy Statement, the definitive proxy statement related to the proposed transaction and such other materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” which include, but are not limited to, all statements that do not relate solely to historical or current facts, such as statements regarding the Company’s expectations, intentions or strategies regarding the future, or the completion or effects of the Transactions. In some cases, these statements include words like: “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The Company’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; the possibility that the Company’s stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally.  Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in the Company’s most recent filings with the SEC, including the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2024 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at http://www.sec.gov.

The forward-looking statements included in this information statement are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

7.01 Regulation FD Disclosure.

On November 6, 2024, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press released is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing, unless the Company expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of November 6, 2024, by and among Space Finco, Inc., a Delaware corporation, Space Mergerco, Inc., a Delaware corporation, and Avid Bioservices, Inc., a Delaware corporation.*

99.1	Avid Bioservices, Inc. Joint Press Release, dated as of November 6, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but a copy will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID BIOSERVICES, INC.

By:	/s/ Daniel R. Hart
Daniel R. Hart
Chief Financial Officer

Date: November 6, 2024